As filed with the Securities and Exchange Commission on October 3, 2008
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

BIO-IMAGING TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	11-2872047
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

826 Newtown-Yardley Road, Newtown, Pennsylvania	18940-1721
(Address of Principal Executive Offices)	(Zip Code)
Bio-Imaging Technologies, Inc. 2002 Stock Incentive Plan, as Amended and Restated
(Full Title of the Plan)

Mark L. Weinstein
President and Chief Executive Officer
Bio-Imaging Technologies, Inc.
826 Newtown-Yardley Road,
Newtown, Pennsylvania 18940-1721
(Name and Address of Agent For Service)
(267) 757-3000
(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		Maximum	Maximum
Securities to be	Amount to be	Offering Price	Aggregate	Amount of
Registered(1)	Registered(2)	Per Share(3)	Offering Price(3)	Registration Fee
Common Stock, $0.00025 par value per share	1,000,000 shares	$7.28	$7,280,000	$286

(1)	On May 14, 2008, an additional 1,000,000 shares of common stock became available for issuance under the Bio-Imaging Technologies, Inc. 2002 Stock Incentive Plan, as amended and restated, in accordance with the provisions of the plan. As a result, this registration statement covers such additional 1,000,000 shares of common stock, for an aggregate of 2,700,000 shares of common stock registered under such plan.

(2)	Pursuant to Rule 416 of the Securities Act of 1933, as amended, this registration statement shall also cover any additional shares of common stock which become issuable under the Bio-Imaging Technologies, Inc. 2002 Stock Incentive Plan, as amended and restated, by reason of any stock dividend, stock split, recapitalization or other similar transaction or to cover such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments, effected without the receipt of consideration by Bio-Imaging Technologies, Inc., which results in an increase in the number of the outstanding shares of common stock of Bio-Imaging Technologies, Inc. This registration statement also relates to an indeterminate amount of interests in such plan.

(3)	Estimated solely for the purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the reported high and low sales prices per share of the common stock of Bio-Imaging Technologies, Inc. on September 29, 2008, as reported by the NASDAQ Global Market. Pursuant to Rule 457(h)(2) of the Securities Act of 1933, as amended, no separate registration fee is required with respect to the plan interests.

PART I
Explanatory Note
          This Registration Statement on Form S-8 (the “Registration Statement”) relates to the increase in the shares of Bio-Imaging Technologies, Inc’s (the “Registrant”) common stock, $0.00025 par value (the “Common Stock”), reserved for issuance under the Registrant’s 2002 Stock Incentive Plan, as amended on May 14, 2008.
Information Required in the Section 10(a) Prospectus
          As permitted by the rules of the Securities and Exchange Commission, referred to herein as the Commission, under the Securities Act of 1933, as amended, this Registration Statement on Form S-8 omits the information specified in Part I of Form S-8.
PART II
Information Required in the Registration Statement
Item 3. Incorporation of Documents by Reference
The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):
(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed on March 5, 2008, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in which there is set forth the audited financial statements for the Registrant’s fiscal year ended December 31, 2007;

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2008, filed on May 13, 2008 and for the quarter ended June 30, 2008, filed on August 5, 2008, pursuant to Section 13(a) or 15(d) of the Exchange Act;

(c)	The Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 8, 2008.

(d)	The Registrant’s Current Reports on Form 8-K, filed with the Commission on March 25, 2008, March 28, 2008, April 9, 2008, June 4, 2008 and August 25, 2008; and

(e)	The Registrant’s Registration Statement on Form 8-A filed with the Commission on December 16, 2003, pursuant to Section 12(g) of the Exchange Act, in which there is described the terms, rights and provisions applicable to the Registrant’s outstanding Common Stock.
All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K under the Exchange Act shall not

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be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities
Not applicable.
Item 5. Interests of Named Experts and Counsel
Not applicable.
Item 6. Indemnification of Directors and Officers
Section 145 of the Delaware General Corporation Law (“DGCL”) empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys’ fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys fees) which he actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation’s by-law, agreement, vote or otherwise.
Our certificate of incorporation includes a provision that eliminates the personal liability of our directors to us or our stockholders for monetary damages for breach of their fiduciary duty to the maximum extent permitted by the DGCL. The DGCL does not permit liability to be eliminated (i) for any breach of a director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions, as provided in Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. In addition, as permitted in Section 145 of the DGCL, our certificate of incorporation and by-laws provide that we shall indemnify our directors and officers to the fullest extent permitted by the DGCL, including those circumstances in which indemnification would otherwise be discretionary, subject to certain exceptions. Our by-laws also provide that we shall advance expenses to directors and officers incurred in connection with an action or proceeding as to which they may be entitled to indemnification, subject to certain exceptions.
Each of our indemnification agreements with each of our executive officers and directors provides for indemnification to the maximum extent permitted by applicable law. We also indemnify each of our directors and executive officers with the maximum indemnification allowed to directors and executive officers by the DGCL, subject to certain exceptions, as well as certain additional procedural protections. In addition, we will generally advance expenses incurred by directors and executive officers in any action or proceeding as to which they may be entitled to indemnification, subject to certain exceptions.
The indemnification provisions in our certificate of incorporation and by-laws also permit indemnification for liabilities arising under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.
We currently carry director and officer liability insurance in the amount of $10,000,000.
Item 7. Exemption from Registration Claimed
Not applicable.

Item 8. Exhibits

Exhibit
Number	Exhibit
5.1	Opinion of Morgan, Lewis & Bockius LLP, counsel to Registrant.

10.1	2002 Stock Incentive Plan (Incorporated by reference to Exhibit 99.1 of the Company’s Registration Statement on Form S-8 dated April 2, 2002).

10.2	2002 Stock Incentive Plan, as amended and restated on April 14, 2005 (Incorporated by reference to Exhibit 99.1 of the Company’s Registration Statement on Form S-8 dated December 21, 2006).

10.3	2008 Amendment to 2002 Stock Incentive Plan, as amended and restated.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature pages of this Registration Statement).

Item 9. Undertakings
          A. The undersigned Registrant hereby undertakes:
(i) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(a) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (i) and (ii) of this section do not apply if the Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(ii) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Newtown, Pennsylvania, on this 3rd day of October, 2008.
Bio-Imaging Technologies, Inc.

/s/ Mark L. Weinstein	President and Chief Executive Officer
Mark L. Weinstein	(Principal executive officer)

POWER OF ATTORNEY AND SIGNATURES
     We, the undersigned officers and directors of Bio-Imaging Technologies, Inc., hereby severally constitute and appoint Mark L. Weinstein, our true and lawful attorney, with full power to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Bio-Imaging Technologies, Inc. to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said registration statement and any and all amendments thereto.
     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

By:	/s/ MARK L. WEINSTEIN Mark L. Weinstein	President, Chief Executive Officer and Director (principal executive officer)	October 3, 2008

By:	/s/ TED I. KAMINER Ted I. Kaminer	Sr. V.P. and Chief Financial Officer (principal financial and accounting officer)	October 3, 2008

By:	/s/ JEFFREY H. BERG Jeffrey H. Berg	Director	October 3, 2008

By:	/s/ RICHARD F. CIMINO Richard F. Cimino	Director	October 3, 2008

By:	/s/ E. MARTIN DAVIDOFF, ESQ., CPA E. Martin Davidoff, Esq., CPA	Director	October 3, 2008

By:	/s/ DAVID E. NOWICKI, D.M.D. David E. Nowicki, D.M.D.	Chairman of the Board of Directors	October 3, 2008

By:	/s/ DAVID STACK David Stack	Director	October 3, 2008

By:	/s/ JAMES A. TAYLOR, PH.D. James A. Taylor, Ph.D.	Director	October 3, 2008

By:	/s/ ADEOYE Y. OLUKOTUN, M.D., M.P.H., F.A.C.C., FAHA Adeoye Y. Olukotun, M.D., M.P.H., F.A.C.C., FAHA	Director	October 3, 2008

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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.
EXHIBITS
TO
FORM S-8
UNDER THE
SECURITIES ACT OF 1933
BIO-IMAGING TECHNOLOGIES, INC.

EXHIBIT INDEX

Exhibit Number	Exhibit
5.1	Opinion of Morgan, Lewis & Bockius LLP, counsel to Registrant.

10.1	2002 Stock Incentive Plan (Incorporated by reference to Exhibit 99.1 of the Company’s Registration Statement on Form S-8 dated April 2, 2002).

10.2	2002 Stock Incentive Plan, as amended and restated on April 14, 2005 (Incorporated by reference to Exhibit 99.1 of the Company’s Registration Statement on Form S-8 dated December 21, 2006).

10.3	2008 Amendment to 2002 Stock Incentive Plan, as amended and restated.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature pages of this Registration Statement).